Exhibit 10.7

EXECUTION

[Osprey TEBS]

LIMITED SUPPORT AGREEMENT
(Centerline Holding Company)

This Limited Support Agreement (as amended, modified or supplemented from time to time, this “Agreement”) is entered into as of December 1, 2007, between CENTERLINE HOLDING COMPANY, a statutory trust organized and existing under the laws of the State of Delaware (together with its successor and permitted assigns, (“Agreement Provider”), and FEDERAL HOME LOAN MORTGAGE CORPORATION a shareholder-owned, government-sponsored enterprise organized and existing under the laws of the United States, as obligee under the Reimbursement Agreement (together with any successor obligee under said Reimbursement Agreement and their respective successors and assigns, the “Obligee”).

RECITALS

A.                                   Pursuant to the Bond Exchange and Sale Agreement dated as of the date hereof (the “Bond Exchange Agreement”) among Obligee, the Transferors named therein and the Centerline Sponsor 2007-1 Securitization, LLC, a limited liability company organized and existing under the laws of the State of Delaware (together with its successors and permitted assigns, the “Sponsor”), the Bonds therein described are being exchanged for the Class A Certificates and the Class B Certificates therein described (the latter being pledged back to Obligee pursuant to the Reimbursement, Pledge and Security Agreement dated as of the date hereof between Obligee and the Sponsor (as the same may be amended, modified or supplemented from time to time, the “Reimbursement Agreement”, to secure the Sponsor’s obligations thereunder).  Pursuant to the Reimbursement Agreement and each Series Certificate Agreement (as therein defined), Obligee has agreed to provide its Credit Enhancement (as therein defined) and liquidity support for the Class A Certificates on the terms provided therein.

B.                                     Sponsor is an Affiliate of the Agreement Provider.

C.                                     It is a condition precedent to Obligee’s obligation to provide the Credit Enhancement and liquidity support that Agreement Provider shall have entered into this Agreement to guarantee certain obligations of the Sponsor to Obligee.

NOW, THEREFORE, in order to induce Obligee to provide its Credit Enhancement and liquidity support, and in consideration of the Recitals, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby Agreement Provider and Obligee hereby agree as follows:

1.                                       “Obligations” and other capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Reimbursement Agreement.

2.                                       The following terms shall have the respective meanings set forth below for purposes of this Agreement:

(a)                                  “Net Worth” means, at any date, the Tangible Assets of a Person which (after deducting depreciation, obsolescence, amortization, and any valuation or other reserves on account of upward revaluation of assets and without reduction for any unamortized debt discount or expense) would be shown, in accordance with generally accepted accounting principles, on its balance sheet, minus liabilities (other than capital stock and surplus but including all reserves for contingencies and other potential liabilities) which would be shown, in accordance with generally accepted accounting principles, on such balance sheet.

(b)                                 “Person” means any individual, partnership, corporation, association, joint venture, trust (including any beneficiary thereof) or unincorporated organization, and a government or agency or political subdivision thereof.

(c)                                  “Tangible Assets” means total assets except: (i) that portion of deferred assets and prepaid expenses (other than prepaid insurance, prepaid rent and prepaid taxes) which do not mature or, in accordance with generally accepted accounting principles, are not amortizable within one year from the date of calculation, and (ii) trademarks, trade names, good will, and other similar intangibles.

3.                                       Agreement Provider hereby absolutely, unconditionally and irrevocably guarantees to Obligee the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, and the full and prompt performance when due, of all of the following:

(a)                                  All actual out-of-pocket costs and expenses, including reasonable fees and out of pocket expenses of attorneys and expert witnesses, incurred by Obligee in enforcing its rights under this Agreement.

(b)                                 The payment and performance of all obligations of Sponsor pursuant to Section 3.12(b) of the Reimbursement Agreement.

4.                                       The obligations of Agreement Provider under this Agreement shall survive any foreclosure proceeding, any foreclosure sale and any release of record of the collateral securing the Reimbursement Agreement.

5.                                       Agreement Provider’s obligations under this Agreement constitute an unconditional guaranty of payment and performance and not merely a guaranty of collection.

6.                                       The obligations of Agreement Provider under this Agreement shall be performed within five (5) days of written demand therefore, by Obligee and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of the Reimbursement Agreement or any Sponsor Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor.  Agreement Provider hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and agrees that Agreement Provider’s obligations shall not be affected by any circumstances, whether or not referred to in this Agreement, which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor.  Agreement Provider hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to a guarantor, a surety, a borrower or a mortgagor and any other rights of a surety, a guarantor, a borrower or a mortgagor thereunder.  Without limiting the generality of the foregoing, Agreement Provider hereby waives, to the fullest extent permitted by law, diligence in collecting the Obligations, presentment, demand for payment (except as expressly set forth herein), protest, all notices with respect to the Reimbursement Agreement and this Agreement which may be required by statute, rule of law or otherwise to preserve Obligee’s rights against Agreement Provider under this Agreement, including, but not limited to (except as expressly set forth herein), notice of acceptance, notice of any amendment of the Sponsor Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Sponsor of any obligation or indebtedness.  Agreement Provider also waives, to the fullest extent permitted by law, all rights to require Obligee to (a) proceed against Sponsor or any other guarantor of Sponsor’s payment or performance with respect to the Obligations (an “Other Guarantor”) (b) if any Other Guarantor is a partnership, proceed against any general partner of the Other Guarantor, or (c) proceed against or exhaust any collateral held by Obligee to secure the repayment of the Obligations.  Agreement Provider further waives, to the fullest extent permitted by applicable law, any right to revoke this Agreement as to any future advances by Obligee under the Reimbursement Agreement to protect Obligee’s interest in the UCC Collateral securing the Reimbursement Agreement.

7.                                       At any time or from time to time and any number of times, without notice to Agreement Provider and without affecting the liability of Agreement Provider, (a) the time for payment of the Obligations may be extended or the Obligations may be renewed in whole or in part; (b) the time for Sponsor’s performance of or compliance with any covenant or agreement contained in the Reimbursement Agreement or any other Sponsor Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Obligations may be accelerated as provided in the Reimbursement Agreement or any other Sponsor Document; (d) the Reimbursement Agreement, and the security instrument or any other loan document evidencing or securing the obligations of Owners (as defined in the Reimbursement Agreement) may be modified or amended by Obligee and Sponsor in any respect, including, but not limited to, an increase in the principal amount; and (e) any security for the Obligations may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Obligations.

8.                                       Obligee, in its sole and absolute discretion, may (a) bring suit against Agreement Provider, or any one or more of the persons constituting Agreement Provider and any Other Guarantor, jointly and severally, or against any one or more of them; (b) compromise or settle with any one or more of the persons constituting Agreement Provider for such consideration as Obligee may deem proper; (c) release one or more of the persons constituting Agreement Provider or any Other Guarantor, from liability; and (d) otherwise deal with Agreement Provider and any Other Guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Obligee to collect from Agreement Provider any amount guaranteed by Agreement Provider under this Agreement.  Nothing contained in this paragraph shall in any way affect or impair the rights or obligations of Agreement Provider with respect to any Other Guarantor.

9.                                       Any indebtedness of Sponsor held by Agreement Provider now or in the future is and shall be subordinated to the Obligations and any such indebtedness of Sponsor shall be collected, enforced and received by Agreement Provider, as trustee for Obligee, but without reducing or affecting in any manner the liability of Agreement Provider under the other provisions of this Agreement.

10.                                 Agreement Provider shall have no right of, and hereby waives any claim for, subrogation or reimbursement against Sponsor or any member of Sponsor by reason of any payment by Agreement Provider under this Agreement, whether such right or claim arises at law or in equity or under any contract or statute, until the Obligations has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Sponsor to Obligee with respect to the Obligations could be deemed a preference under the United States Bankruptcy Code.

11.                                 If any payment by Sponsor is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Obligee is required to refund any sums to Sponsor, such refund shall not constitute a release of any liability of Agreement Provider under this Agreement.  It is the intention of Obligee and Agreement Provider that Agreement Provider’s obligations under this Agreement shall not be discharged except by Agreement Provider’s performance of such obligations and then only to the extent of such performance.

12.                                 Agreement Provider shall from time to time, upon request by Obligee, deliver to Obligee such financial statements as are reasonably needed to determine compliance with Section 16 hereof, but not more frequently than once each year.  As a condition to Agreement Provider’s delivery of its financial information, Obligee agrees that such information is confidential information, shall not be used for any purpose other than evaluating compliance by the Agreement Provider with this Agreement, and shall be disclosed only to those employees, directors, officers and agents of Obligee who need to know such information for purposes of performing or enforcing Obligee’s obligations and rights under this Agreement and who are advised of the need to maintain the confidentiality of such information.  Obligee shall not otherwise use or disclose Agreement Provider’s financial information without Agreement Provider’s prior written consent.  The restrictions on use and disclosure set forth above shall not apply when and to the extent that the information received by Obligee (a) is or becomes generally available to the public through no fault of Obligee (or anyone acting on its behalf); (b) was previously known by Obligee free of any obligation to keep it confidential; (c) is subsequently disclosed to Obligee by a third party who may rightfully transfer and disclose such information without restriction and free of any obligation to keep it confidential; or (d) is required to be disclosed by Obligee by applicable law.

13.                                 Solely in connection with an assignment by Obligee of its rights and obligations under the Reimbursement Agreement to which the Sponsor has consented (unless no such consent is necessary because a Remedy Event exists under the Reimbursement Agreement), Obligee may assign its rights under this Agreement in whole or in part to the transferee of its rights and obligations under the Reimbursement Agreement and upon any such assignment, all the terms and provisions of this Agreement shall inure to the benefit of such assignee to the extent so assigned.  Obligee agrees to notify Agreement Provider of any such assignment.  The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties; and the term “Obligee” shall include, in addition to Obligee, any lawful owner, holder or pledgee of the Reimbursement Agreement to whom Sponsor has consented (unless no such consent is necessary because a Remedy Event exists under the Reimbursement Agreement).  Reference herein to “person” or “persons” shall be deemed to include individuals and entities.

14.                                 This Agreement and the other Sponsor Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties.  All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement and the other Sponsor Documents.  Agreement Provider acknowledges that Agreement Provider has received copies of the Reimbursement Agreement and all other Sponsor Documents.  Neither this Agreement nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement.

15.                                 This Agreement shall be construed, and the rights and obligations of Agreement Provider hereunder determined, in accordance with federal statutory or common law (“federal law”).  Insofar as there may be no applicable rule or precedent under federal law and insofar as to do so would not frustrate the purposes of any provision of this Agreement, the local law of the State of New York shall be deemed reflective of federal law.  The parties agree that any legal actions among the Agreement Provider and the Obligee regarding each party hereunder shall be originated in the United States District Court in and for the Eastern District of Virginia, and the parties hereby consent to the exclusive jurisdiction and venue of said Court in connection with any action or proceeding initiated concerning this Agreement.  Agreement Provider irrevocably consents to service, jurisdiction, and venue of such court for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

16.                                 Net Worth.  As of the date of this Agreement, the Agreement Provider represents and warrants to Obligee that it has a Net Worth equal to at least $40,000,000 and, during the term of this Agreement, Agreement Provider shall at all times maintain a Net Worth equal to at least $40,000,000.

17.                                 Maintenance of Existence.  During the term of the Reimbursement Agreement, the Agreement Provider agrees (a) to maintain its existence as a statutory trust under the laws of the State of Delaware and (b) that it will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into any Person or permit any Person to consolidate with or merge into it.

18.                                 Multiple Counterparts.  This Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

19.                               AGREEMENT PROVIDER AND OBLIGEE EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS AGREEMENT PROVIDER AND OBLIGEE THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

[Signatures follow]

IN WITNESS WHEREOF, Agreement Provider and Obligee have signed and delivered this Agreement or have caused this Agreement to be signed by their duly authorized representatives.

AGREEMENT PROVIDER:

CENTERLINE HOLDING COMPANY

By: Centerline Affordable Housing Advisors, LLC, its Manager

By:	/s/ Marc D. Schnitzer
Marc D. Schnitzer
President

[SIGNATURE PAGE TO OSPREY TEBS PARENT LIMITED SUPPORT AGREEMENT]

OBLIGEE:

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ W. Kimball Griffith
W. Kimball Griffith
Vice President, Multifamily Affordable
Housing Production & Investments

[SIGNATURE PAGE TO OSPREY TEBS PARENT LIMITED SUPPORT AGREEMENT]